Exhibit 3.23

CERTIFICATE OF FORMATION

OF

INERGY PIPELINE EAST, LLC

The undersigned, for the purpose of forming a limited liability company (the “Company”) under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Formation:

FIRST. The name of the Company is:

Inergy Pipeline East, LLC

SECOND. The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address for service of process is Corporation Service Company.

THIRD. The Company will commence its existence on the date this Certificate of Formation is filed with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned, for the purpose of forming a limited liability company under the Act, has executed this Certificate of Formation on Feburary 26, 2010.

INERGY PIPELINE EAST, LLC

By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President – General Counsel and Secretary

Authorized Person